UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2024

INNOVATIVE EYEWEAR, INC.

(Exact name of registrant as specified in its charter)

Florida	001-41392	85-0734861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11900 Biscayne Blvd., Suite 630 North Miami, Florida	33181
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 785-5178

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	LUCY	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	LUCYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 25, 2024, the Board of Directors (the “Board”) of Innovative Eyewear, Inc., a Florida corporation (the “Company”), authorized and declared a dividend to stockholders of record at the close of business on September 25, 2024 (the “Record Date”) of one common stock purchase right (a “Right”) for each outstanding share of common stock, $0.0001 par value per share (“Common Stock”), of the Company. Each Right entitles the holder to purchase from the Company six shares of Common Stock of the Company at an exercise price of $6.21 per share of Common Stock (the “Purchase Price”). The complete terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”), dated as of September 25, 2024, between the Company and VStock Transfer, LLC, as rights agent (the “Rights Agent”).

Generally, the Rights Agreement works by imposing a significant penalty upon any person or group (including a group of persons that are acting in concert with each other) that acquires twenty percent (20%) or more of the Common Stock without the approval of the Board. As a result, the overall effect of the Rights Agreement and the issuance of the Rights may be to render more difficult or discourage a tender or exchange offer or other acquisition of the Company’s Common Stock that is not approved by the Board. The Rights Agreement does not prevent the Board from considering any offer that it considers to be in the best interest of its stockholders.

The following is a summary of the terms of the Rights Agreement. The summary is qualified in its entirety by reference to the complete text of the Rights Agreement, a copy of which is filed as Exhibit 4.1 and incorporated herein by reference.

Distribution and Transfer of Rights; Rights Certificates

The Board has declared a dividend of one Right for each outstanding share of Common Stock. Prior to the Distribution Date referred to below:

●	the Rights will be evidenced by and trade with the certificates for the shares of Common Stock (or, with respect to any uncertificated Common Stock registered in book-entry form, by notation in book-entry), and no separate rights certificates will be distributed;

●	new certificates for shares of Common Stock issued after the Record Date will contain a legend incorporating the Rights Agreement by reference (for uncertificated shares of Common Stock registered in book-entry form, this legend will be contained in a notation in book-entry);

●	the surrender for transfer of any certificates for shares of Common Stock (or the surrender for transfer of any uncertificated shares of Common Stock registered in book-entry form) will also constitute the transfer of the Rights associated with such Common Stock; and

●	the Rights will accompany any new shares of Common Stock that are issued after the Record Date.

Distribution Date

Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and become exercisable following the earlier of (i) the tenth business day after the Stock Acquisition Date (as defined in the Rights Agreement) or (ii) the tenth business day (or such later date as may be determined by action of the Board of the Company prior to such time as any Person becomes an Acquiring Person (as defined in the Rights Agreement)) after the date of the commencement by any Person (other than an Exempt Person (as defined in the Rights Agreement)) of, or of the first public announcement of the intention of any Person (other than an Exempt Person) to commence, a tender or exchange offer the consummation of which would result in any Person (other than an Exempt Person) having beneficial ownership or becoming an Acquiring Person (the earlier of such dates being herein referred to as the “Distribution Date”.

After the Distribution Date, the Company will mail Rights certificates to the Company’s stockholders as of the close of business on the Distribution Date and the Rights will become transferable apart from the Common Stock. Thereafter, such Rights certificates alone will represent the Rights.

Exempt Persons

The Rights Agreement provides that an Acquiring Person does not include the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, or any person holding shares of Common Stock for or pursuant to the terms of any such employee benefit plan of the Company. In addition, certain inadvertent acquisitions will not trigger the occurrence of the Distribution Date. The Rights Agreement also provides that any person that would otherwise be deemed an Acquiring Person as of the date of the adoption of the Rights Agreement will be exempted but only for so long as neither it nor any of its related persons acquire or are deemed to acquire, without the prior approval of the Board, beneficial ownership of any additional Common Stock following the adoption of the Rights Agreement.

Grandfathered Persons

The Rights Agreement provides that Vladimir Galkin, his spouse, lineal descendants or his affiliates and associates (as such terms are defined in Rule 12b-2 of the Exchange Act) or any trusts or other entities whose principal beneficiary is Vladimir Galkin, his spouse, his lineal descendants, or his affiliates and associates shall not be considered an Acquiring Person; provided, however, that if they acquire more shares of Common Stock in the Company, then they shall become an Acquiring Person, subject to certain exemptions for (i) any unilateral grant of any security by the Company, (ii) the exercise of any options, warrants, rights or similar interests, (iii) the grant of stock options pursuant to any written agreement with the Company and (iv) any increase in the percentage of stock ownership as a result of any Company stock repurchases.

Flip-In Trigger

If a person or group of related persons becomes an Acquiring Person, then each Right will entitle the holder thereof to purchase, upon payment of the Purchase Price, in accordance with the terms of the Rights Agreement, in lieu of a number of shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a then-current market value of the Purchase Price. However, the Rights are not exercisable following the occurrence of the foregoing event until such time as the Rights are no longer redeemable by the Company, as further described below.

Following the occurrence of an event set forth in the preceding paragraph, all Rights that are or, under certain circumstances specified in the Rights Agreement, were beneficially owned by an Acquiring Person or certain of its transferees will be null and void.

Redemption of the Rights

The Rights will be redeemable at the Board’s sole discretion for $0.0001 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board) at any time ending on the earlier of (i) the fifth (5th) business day (or such later date as may be determined by the Board) after the public announcement that a person has acquired beneficial ownership of twenty percent (20%) or more of the Common Stock and (ii) the final expiration date of the Rights Agreement. Until such time as the Rights are no longer redeemable by the Company, the Rights are not exercisable. Immediately upon the action of the Board ordering redemption, the Rights will terminate and the only right of the holders of the Rights will be to receive the $0.0001 redemption price. The redemption price will be adjusted if the Company undertakes a stock dividend, a stock split or similar transaction.

Exchange Provision

At any time after the date of a Flip-In Event (as defined in the Rights Agreement), the Board may exchange the Rights (other than Rights owned by the Acquiring Person or any Related Person, which would have become void), in whole or in part, for Common Stock at an exchange ratio (subject to adjustment) of one share of Common Stock per Right.

Expiration of the Rights

The Rights expire at or prior to the earlier of (i) September 25, 2025, (ii) the redemption or exchange of the Rights as described above, (iii) the closing of certain merger or other acquisition transaction involving the Company and 13(f) at which time the Rights are terminated and (iv) the date of the Company’s next meeting of its stockholders.

Amendment of Terms of Rights Agreement and Rights

The terms of the Rights and the Rights Agreement may be amended by action of the Board in any respect without the consent of the holders of the Rights on or prior to the time a person becomes an Acquiring Person. Thereafter, the terms of the Rights and the Rights Agreement may not be supplemented or amended in any manner that would adversely affect the interests of the holders of the Rights.

Rights of Holders

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Anti-Dilution Provisions

The Board may adjust the Purchase Price, the number of shares of Common Stock issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the Common Stock.

With certain exceptions, no adjustments to the Purchase Price will be made until the cumulative adjustments amount to at least one percent (1%) of the Purchase Price.

Taxes

The distribution of Rights should not be taxable for federal income tax purposes. However, following an event that renders the Rights exercisable or upon redemption of the Rights, stockholders may recognize taxable income.

Certain Anti-Takeover Effects

The Rights are not intended to prevent a takeover of the Company and should not interfere with any merger or other business combination approved by the Board. However, the Rights may cause substantial dilution to a person or group that acquires beneficial ownership of twenty percent (20%) or more of the outstanding Common Stock (which includes for this purpose stock referenced in derivative transactions and securities).

Item 3.03 Material Modification to Rights of Security Holders.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 8.01 Other Events.

On September 25, 2024, the Company issued a press release announcing the adoption of the Rights Agreement and the declaration of the dividend of the Rights. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

4.1	Rights Agreement, dated as of September 25, 2024, by and between Innovative Eyewear, Inc. and VStock Transfer LLC, as rights agent.
4.2	Form of Rights Certificate
99.1	Press Release of Innovative Eyewear, Inc. issued on September 25, 2024.
99.2	Summary of Rights to Purchase

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 25, 2024

INNOVATIVE EYEWEAR, INC.

By:	/s/ Harrison Gross
Name:	Harrison Gross
Title:	Chief Executive Officer